UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
June 27, 2011

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

4326 Dunbar Street
Box 45100
Vancouver, British Columbia
Canada V6S 2M8
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We have entered into an agreement to sell our GreensteamTM demonstration system located in McKittrick, California (the “System”) to Shawn Barker of Trona, California (the “Purchaser”). We will receive $400,000 in return for the System and 1,000,000 restricted shares of our common stock. The agreement provides for the following:

•	We retain the exclusive use of the System until June 30, 2012 if required, for ongoing testing and development of our Greensteam process and technology.
•	At any time on or before December 31, 2011, we have the option to repurchase the System from the Purchaser (the “Buy-Back Option”) for the sum of $400,000.
•	If the Buy-Back Option is not exercised:
1.

The Purchaser will assume our obligations in the Program Agreement dated March 31, 2008 between Aera Energy LLC and Global Greensteam LLC to remove the System from the current site when our use of the System is completed; and

2.

We shall grant to the Purchaser a non-exclusive license (the “License”) to use our technology relating to our Greensteam process with, and only with, the System. The License is not transferrable without our written consent.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description

	10.1	Asset and Share Purchase Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Dated this 28th day of June, 2011.

GLOBAL GREEN SOLUTIONS INC.

BY: “R.M. Baker”
        Robert M. Baker
        Director